Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL FINANCIAL CORP. REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

• Net revenues of $358.9 million increased 9% from the second quarter of 2010.
• Non-GAAP net income of $31.3 million[1], or $0.50 per diluted share[2], increased 30% from the second quarter of 2010.
• GAAP net income of $3.4 million, or $0.05 per diluted share.
• Stockholders' equity was $1.3 billion and book value per share was $24.50 as of June 30, 2011.

ST. LOUIS, August 8, 2011 - Stifel Financial Corp. (NYSE: SF) today reported unaudited GAAP net revenues of $358.9 million for the three months ended June 30, 2011. The company reported non-GAAP net income of $31.3 million1, or $0.50 per diluted share, for the three months ended June 30, 2011, compared with non-GAAP net income of $24.1 million1, or $0.46 per diluted share2, on net revenues of $328.0 million for the second quarter of 2010. On a GAAP basis, the company reported unaudited net income of $3.4 million, or $0.05 per diluted share, for the three months ended June 30, 2011, compared with net income of $21.1 million, or $0.40 per diluted share2 for the second quarter of 2010. A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

GAAP results for the three months ended June 30, 2011 were significantly impacted by charges relating to ongoing civil litigation with five southeastern Wisconsin school districts ("District Litigation") and the associated regulatory investigation. The charges relating to the District Litigation are the result of the purchase of $162.5 million in notes from Depfa Bank and a provision for estimated costs associated with the ongoing civil litigation and related SEC matter. In addition, the Company incurred merger-related expenses as a result of our merger with Thomas Weisel Partners Group, Inc. ("TWPG"). These charges reduced net income by $27.9 million or $0.45 per diluted share.

For the six months ended June 30, 2011, the company reported non-GAAP net income of $64.2 million1, or $1.02 per diluted share, on net revenues of $725.6 million, compared with non-GAAP net income of $47.8 million1, or $0.91 per diluted share2, on net revenues of $640.0 million during the comparable period in 2010. On a GAAP basis, the company reported unaudited net income of $34.8 million, or $0.55 per diluted share, for the six months ended June 30, 2011, compared with unaudited net income of $44.8 million, or $0.85 per diluted share2, during the comparable period in 2010.

"Second quarter results improved over the year-ago period, but were impacted by a challenging market environment dominated by macroeconomic factors, and significant non-core expenses primarily related to additional legal reserves in connection with previously disclosed matters. Despite these factors, our investment banking group generated their second best revenue quarter, which was offset by pressure in our brokerage and private client businesses due to a lack of investor conviction coupled with lower industry-wide volumes," commented Ronald J. Kruszewski, Chairman, President and Chief Executive Officer of Stifel Financial. "We continue to position the firm for long-term growth and our recent announcement of the pending acquisition of Stone & Youngberg delivers on this strategy by adding public finance expertise and coverage in new markets. We are excited about combining our highly complementary businesses and delivering enhanced services to both our institutional and wealth management clients."

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/11	6/30/10	% Change	3/31/11	% Change	6/30/11	6/30/10	% Change
Net revenues	$358,857	$328,009	9.4	$366,613	(2.1)	$725,470	$640,039	13.3
Net income	$3,416	$21,109	(83.8)	$31,398	(89.1)	$34,814	$44,849	(22.4)
Non-GAAP net income [1]	$31,316	$24,060	30.2	$32,926	(4.9)	$64,242	$47,835	34.3
Earnings per share: [2]
Basic	$0.06	$0.46	(87.0)	$0.60	(90.0)	$0.66	$0.97	(32.0)
Diluted	$0.05	$0.40	(87.5)	$0.50	(90.0)	$0.55	$0.85	(35.3)
Non-GAAP diluted [1]	$0.50	$0.46	8.7	$0.52	(3.8)	$1.02	$0.91	12.1

1 A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

2 Per share information for the three and six months ended June 30, 2010 has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

Business Segment Results

Summary Segment Results (Unaudited)
(in thousands)
	Three Months Ended					Six Months Ended
	6/30/11	6/30/10	% Change	3/31/11	% Change	6/30/11	6/30/10	% Change
Net revenues: [3]
Global Wealth Management	$225,645	$199,940	12.9	$238,446	(5.4)	$464,091	$399,361	16.2
Institutional Group	132,915	124,602	6.7	126,994	4.7	259,909	237,894	9.3
Other	403	3,467	(88.4)	1,179	(65.8)	1,582	2,784	(43.2)
Net revenues	$358,963	$328,009	9.4	$366,619	(2.1)	$725,582	$640,039	13.4
Operating contribution: [3]
Global Wealth Management	$55,426	$40,441	37.1	$61,472	(9.8)	$116,898	$79,599	46.9
Institutional Group	21,951	30,769	(28.7)	21,393	2.6	43,344	58,225	(25.6)
Other	(28,321)	(30,240)	(6.3)	(29,714)	(4.7)	(58,035)	(57,287)	1.3
Income before income taxes	$49,056	$40,970	19.7	$53,151	(7.7)	$102,207	$80,537	26.9

Global Wealth Management

For the quarter ended June 30, 2011, the Global Wealth Management ("GWM") segment generated pre-tax operating income of $55.4 million, compared with $40.4 million in the second quarter of 2010 and $61.5 million in the first quarter of 2011. Net revenues for the quarter were $225.6 million, compared with $199.9 million in the second quarter of 2010, and $238.4 million in the first quarter of 2011. The increase in net revenues over the comparable period in 2010 is primarily attributable to: (1) higher commissions revenues as a result of increased client assets coupled with higher productivity; (2) growth in asset management and service fees as a result of an increase in assets under management, positive gains in market performance and contributions as a result of the merger with TWPG; and (3) increased equity underwriting sales credits. The decrease in net revenues from the record first quarter of 2011 was primarily attributable to a decrease in commissions and principal transactions revenues as a result of lower trading volumes.

•         The Private Client Group reported net revenues of $213.5 million, a 12% increase compared with the second quarter of 2010 and a 7% decrease compared with the first quarter of 2011.

•         Stifel Bank reported net revenues of $12.1 million, a 36% increase compared with the second quarter of 2010 and a 36% increase compared with the first quarter of 2011.

Institutional Group

For the quarter ended June 30, 2011, the Institutional Group segment generated pre-tax operating income of $22.0 million, compared with $30.8 million in the second quarter of 2010 and $21.4 million in the first quarter of 2011. Net revenues for the quarter were $132.9 million, compared with $124.6 million in the second quarter of 2010 and $127.0 million in the first quarter of 2011. The growth in revenue over the comparable period in 2010 was driven by an increase in investment banking revenues, which was primarily related to improved equity capital market conditions and contributions as a result of the merger with TWPG. The increase in activity was offset by a decline in fixed income and equity institutional brokerage revenues, which was negatively impacted by the challenging market conditions present during the first half of 2011 and lower industry-wide volumes. The decrease in net revenues from the first quarter of 2011 was primarily attributable to a decrease in institutional brokerage revenues, offset by an increase in advisory fees and equity and, to a lesser extent, fixed income capital raising revenues.

3 A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Institutional brokerage revenues were $73.2 million, a 17% decrease compared with the second quarter of 2010 and a 19% decrease compared with the first quarter of 2011.

•         Equity institutional brokerage revenues were $41.7 million, a 6% decrease compared with the second quarter of 2010 and a 20% decrease compared with the first quarter of 2011.

•         Fixed income institutional brokerage revenues were $31.5 million, a 29% decrease compared with the second quarter of 2010 and an 18% decrease compared with the first quarter of 2011.

Investment banking revenues were $58.0 million, a 62% increase compared with the second quarter of 2010 and a 65% increase compared with the first quarter of 2011.

•         Equity capital raising revenues were $28.0 million, a 35% increase compared with the second quarter of 2010 and a 22% increase compared with the first quarter of 2011.

•         Fixed income capital raising revenues were $5.2 million, a 17% increase compared with the second quarter of 2010 and a 70% increase compared with the first quarter of 2011.

•         Equity advisory fee revenues were $22.9 million, a 149% increase compared with the second quarter of 2010, and a 173% increase compared with the first quarter of 2011.

•         Fixed income advisory fee revenues were $1.9 million, a 44% increase compared with the second quarter of 2010 and a 184% increase compared with the first quarter of 2011.

Consolidated Compensation and Benefits Expenses

For the quarter ended June 30, 2011, compensation and benefits expenses was $229.9 million, which included $2.0 million of merger-related expenses, increased 6% compared with the second quarter of 2010, and decreased 1% compared with the first quarter of 2011. The increase in compensation and benefits expenses from the comparable period in 2010 is primarily due to increased revenue production and profitability. The decrease from the first quarter of 2011 is primarily attributable to a decrease in variable compensation as a result of lower revenues.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 64%4 compared with 65%4 in the second quarter of 2010 and 63%4 in the first quarter of 2011. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 5% in the second quarter of 2011 compared with 6% in the second quarter of 2010 and 5% in the first quarter of 2011.

Consolidated Non-Compensation Operating Expenses

For the quarter ended June 30, 2011, non-compensation operating expenses of $125.0 million, which included $41.8 million of litigation-related charges and $1.3 million of merger-related expenses, increased 66% compared with the second quarter of 2010 and increased 48% compared with the first quarter of 2011. Excluding legal and merger-related expenses, non-compensation operating expenses were $81.9 million for the second quarter of 2011, a 12% increase compared with the second quarter of 2010 and consistent with the first quarter of 2011. The increase in non-compensation operating expenses from the comparable period in 2010 is primarily due to increased variable expenses associated with revenue growth and an increase in expenses as a result of the merger with TWPG.

Excluding legal and merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended June 30, 2011 was 23%4 compared with 22%4 in the second quarter of 2010 and 22%4 in the first quarter of 2011.

Provision for Income Taxes

The effective income tax rate for the quarter ended June 30, 2011 was 12% compared with 41% for the comparable period in 2010 and 38% for the first quarter of 2011.

4 A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Statement of Financial Condition (Unaudited)

Total assets increased 34% to $4.5 billion as of June 30, 2011 from $3.4 billion as of June 30, 2010. The increase is primarily attributable to growth of the company's bank subsidiary, which has grown its balance sheet to $1.8 billion as of June 30, 2011 from $1.4 billion as of June 30, 2010. As of June 30, 2011, Stifel Bank's investment portfolio of $1.1 billion has increased 45% from June 30, 2010, with over 75% of the investment portfolio is comprised of agency mortgage-backed securities. The increase in total assets is also attributable to the assets acquired in the merger with TWPG. In addition to the net assets acquired in the merger with TWPG, the company recorded goodwill and intangible assets of $153.1 million. The company's broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders' equity as of June 30, 2011 increased $369.4 million, or 40%, to $1.3 billion from $927.1 million as of June 30, 2010. The increase is primarily attributable to the issuance of stock upon the completion of the merger with TWPG and the cumulative impact of the previously announced modification of the deferred compensation plan of $73.9 million after-tax, offset by the repurchase of $71.2 million, or 2.4 million shares5, of the company's common stock pursuant to existing Board repurchase authorizations since June 30, 2010. Book value per share was $24.50 at June 30, 2011.

As of June 30, 2011, the company reported total securities owned and investments at fair value of $1.9 billion, which included securities categorized as Level 3 of $175.7 million. The company's Level 3 assets include auction rate securities with a fair value of $118.4 million as of June 30, 2011.

Non-GAAP Financial Measures

The company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as an additional measure to aid in understanding and analyzing the company's financial results for the three and six months ended June 30, 2011 and 2010 and the three months ended March 31, 2011. Specifically, the company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the company's core operating results and business outlook. The company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the company's results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance. These non-GAAP amounts exclude litigation-related expenses associated with the civil lawsuit and related regulatory investigation in connection with the ongoing matter with five Southeastern Wisconsin school districts and certain compensation and non-compensation operating expenses associated with the merger of TWPG.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the company's business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the company's financial performance should be considered together.

5 Share information has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

The following tables provide details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and benefits and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and six months ended June 30, 2011 and 2010 and the three months ended March 31, 2011 to the aforementioned expenses on a non-GAAP basis for the same periods.

Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30, 2011			Six Months Ended June 30, 2010
	GAAP	Non-core [6]	Non-GAAP	GAAP	Non-core [6]	Non-GAAP
Net revenues	$358,857	$106	$358,963	$725,470	$112	$725,582

Non-interest expenses:
Compensation and benefits	229,939	(1,966)	227,973	461,105	(1,722)	459,383
Other non-interest expenses	125,043	(43,109)	81,934	209,806	(45,814)	163,992
Total non-interest expenses	34,982	(45,075)	309,907	670,911	(47,536)	623,375
Income before income taxes	3,875	45,181	49,056	54,559	47,648	102,207
Provision for income taxes	459	17,281	17,740	19,745	18,220	37,965
Net income	$3,416	$27,900	$31,316	$34,814	$29,428	$64,242

Earnings per share:
Diluted	$0.05		$0.50	$0.55		$1.02

As a percentage of net revenues:
Compensation and benefits	64.1%		63.5%	63.6%		63.3%
Other non-interest expenses	34.8%		22.8%	28.9%		22.6%
Income before income taxes	1.1%		13.7%	7.5%		14.1%

Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30, 2010			Six Months Ended June 30, 2010
	GAAP	Non-core [6]	Non-GAAP	GAAP	Non-core [6]	Non-GAAP
Net revenues	$328,009	$-	$328,009	$640,039	$-	$640,039

Non-interest expenses:
Compensation and benefits	216,907	(3,119)	213,788	423,149	(3,119)	420,030
Other non-interest expenses	75,157	(1,906)	73,251	141,380	(1,908)	139,472
Total non-interest expenses	292,064	(5,025)	287,039	564,529	(5,027)	559,502
Income before income taxes	35,945	5,025	40,970	75,510	5,027	80,537
Provision for income taxes	14,836	2,074	16,910	30,661	2,041	32,702
Net income	$21,109	$2,951	$24,060	$44,849	$2,986	$47,835

Earnings per share: [7]
Diluted	$0.40		$0.46	$0.85		$0.91

As a percentage of net revenues:
Compensation and benefits	66.1%		65.2%	66.1%		65.6%
Other non-interest expenses	22.9%		22.3%	22.1%		21.8%
Income before income taxes	11.0%		12.5%	11.8%		12.6%

6 Non-core items for the three and six months ended June 30, 2011 include litigation-related expenses associated with the civil lawsuit and related regulatory investigation in connection with the ongoing matter with five Southeastern Wisconsin school districts and certain merger-related expenses related to the merger with TWPG. Non-core items for the three and six months ended June 30, 2010 include certain merger-related expenses related to the merger with TWPG.

7 Per share information has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended March 31, 2011
	GAAP	Non-core [8]	Non-GAAP

Net revenues	$366,613	$6	$366,619

Non-interest expenses:
Compensation and benefits	231,166	244	231,410
Non-compensation operating expenses	84,763	(2,705)	82,058
Total non-interest expenses	315,929	(2,461)	313,468
Income before income taxes	50,684	2,467	53,151
Provision for income taxes	19,286	939	20,225
Net income	$31,398	$1,528	$32,926

Earnings per share:
Diluted	$0.50		$0.52

As a percentage of net revenues:
Compensation and benefits	63.1%		63.1%
Non-compensation operating expenses	23.1%		22.4%
Income before income taxes	13.8%		14.5%

8 Non-core items for the three months ended March 31, 2011 include certain merger-related expenses related to the merger with TWPG.

Conference Call Information

Stifel Financial Corp. will host its second quarter 2011 financial results conference call on Monday, August 8, 2011, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the company's Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #87862307. A live audio webcast of the call, as well as a presentation highlighting the company's results, will be available through the company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are primarily served in the U.S. through 314 offices in 44 states, and the District of Columbia through Stifel, Nicolaus & Company, Incorporated and Thomas Weisel Partners LLC, and in Canada through Stifel Nicolaus Canada Inc. Clients in the United Kingdom and Europe are served through offices of Stifel Nicolaus Limited and Stifel Nicolaus Europe Limited (formerly Thomas Weisel Partners International Limited). Each of the broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/11	6/30/10	% Change	3/31/11	% Change	6/30/11	6/30/10	% Change
Revenues:
Commissions	$138,315	$103,634	33.5	$155,786	(11.2)	$294,101	$208,669	40.9
Principal transactions	79,741	122,923	(35.1)	92,859	(14.1)	172,600	240,343	(28.2)
Investment banking	64,418	41,252	56.2	41,418	55.5	105,836	75,473	40.2
Asset management	56,981	44,138	29.1	57,680	(1.2)	114,661	85,241	34.5
Other income	4,556	3,757	21.3	6,256	(27.2)	10,812	5,702	89.6
Operating revenues	344,011	315,704	9.0	353,999	(2.8)	698,010	615,428	13.4
Interest revenue	21,229	14,654	44.9	18,856	12.6	40,085	29,301	36.8
Total revenues	365,240	330,358	10.6	372,855	(2.0)	738,095	644,729	14.5
Interest expense	6,383	2,349	171.7	6,242	2.3	12,625	4,690	169.2
Net revenues	358,857	328,009	9.4	366,613	(2.1)	725,470	640,039	13.3
Non-interest expenses:
Compensation and benefits	229,939	216,907	6.0	231,166	(0.5)	461,105	423,149	9.0
Occupancy and equipment rental	29,723	26,595	11.8	29,325	1.4	59,048	51,453	14.8
Communications and office supplies	18,515	15,925	16.3	18,845	(1.8)	37,360	30,343	23.1
Commission and floor brokerage	6,894	5,272	30.8	6,649	3.7	13,543	11,016	22.9
Other operating expenses	69,911	27,365	155.5	29,944	133.5	99,855	48,568	105.6
Total non-interest expenses	354,982	292,064	21.5	315,929	12.4	670,911	564,529	18.8

Income before income taxes	3,875	35,945	(89.2)	50,684	(92.4)	54,559	75,510	(27.7)
Provision for income taxes	459	14,836	(96.9)	19,286	(97.6)	19,745	30,661	(35.6)
Net income	$3,416	$21,109	(83.8)	$31,398	(89.1)	$34,814	$44,849	(22.4)

Earnings per share: [9]
Basic	$0.06	$0.46	(87.0)	$0.60	(90.0)	$0.66	$0.97	(32.0)
Diluted	$0.05	$0.40	(87.5)	$0.50	(90.0)	$0.55	$0.85	(35.3)

Weighted average number of common shares outstanding: [10]
Basic	52,932	46,257	14.4	52,534	0.8	52,734	46,168	14.2
Diluted	63,245	52,351	20.8	63,179	0.1	63,239	52,459	20.5

(in thousands, except per share, employee and location amounts)
	6/30/11	6/30/10	% Change	3/31/11	% Change
Statistical Information:
Book value per share [9]	$24.50	$20.01	22.4	$24.32	0.7
Financial advisors [10]	1,958	1,916	2.2	1,947	0.6
Full-time associates	4,938	4,587	7.7	4,916	0.4
Locations	314	301	4.3	311	1.0
Total client assets	$116,174,000	$92,423,000	25.7	$115,284,000	0.8

9 Per share and share information for the three and six months ended June 30, 2010 has been retroactively adjusted to reflect the April 2011 three-for-two stock split.

10 Includes 160, 167 and 160 independent contractors at June 30, 2011 and 2010 and March 31, 2011, respectively.

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/11	6/30/10	% Change	3/31/11	% Change	6/30/11	6/30/10	% Change
Revenues:
Commissions	$93,593	$79,521	17.7	$101,762	(8.0)	$195,355	$159,108	22.8
Principal transactions	51,263	58,675	(12.6)	56,163	(8.7)	107,426	118,546	(9.4)
Asset management and service fees	56,817	43,777	29.8	57,530	(1.2)	114,347	84,671	35.0
Net interest	13,401	11,506	16.5	11,169	20.0	24,570	22,540	9.0
Investment banking	6,411	5,494	16.7	6,312	1.6	12,723	10,796	17.8
Other income	4,160	967	330.2	5,510	(24.5)	9,670	3,700	161.4
Net revenues	225,645	199,940	12.9	238,446	(5.4)	464,091	399,361	16.2
Non-interest expenses:
Compensation and benefits	132,952	123,609	7.6	142,586	(6.8)	275,538	248,347	10.9
Non-compensation operating expenses	37,267	35,890	3.8	34,388	8.4	71,655	71,415	0.3
Total non-interest expenses	170,219	159,499	6.7	176,974	(3.8)	347,193	319,762	8.6
Income before income taxes	$55,426	$40,441	37.1	$61,472	(9.8)	$116,898	$79,599	46.9

As a percentage of net revenues:
Compensation and benefits	58.9	61.8		59.8		59.4	62.2
Non-compensation operating expenses	16.5	18.0		14.4		15.4	17.9
Income before income taxes	24.6	20.2		25.8		25.2	19.9

Stifel Bank & Trust (Unaudited)
(in thousands)
	6/30/11	6/30/10	% Change	3/31/11	% Change
Other information:
Assets	$1,807,859	$1,392,828	29.8	$1,787,531	1.1
Investment securities	1,074,114	740,121	45.1	1,190,776	(9.8)
Retained loans, net	476,764	366,391	30.1	396,244	20.3
Loans held for sale, net	55,110	60,154	(8.4)	30,866	78.5
Deposits	1,641,079	1,255,292	30.7	1,625,890	0.9

Allowance as a percentage of loans [11]	0.68%	0.53%		0.63%
Non-performing assets as a percentage of total assets	0.10%	0.16%		0.12%

11 Excluding acquired loans of $140.6 million, $174.8 million and $146.4 million, the allowance as a percentage of gross loans totaled 0.96%, 1.0% and 1.0% as of June 30, 2011and 2010 and March 31, 2011, respectively.

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/11	6/30/10	% Change	3/31/11	% Change	6/30/11	6/30/10	% Change
Revenues:
Commissions	$44,721	$24,113	85.5	$54,025	(17.2)	$98,746	$49,561	99.2
Principal transactions	28,477	64,249	(55.7)	36,696	(22.4)	65,173	121,798	(46.5)

Capital raising	33,172	25,220	31.5	26,046	27.4	59,218	45,224	30.9
Advisory fees	24,835	10,539	135.6	9,060	174.1	33,895	19,453	74.2
Investment banking	58,007	35,759	62.2	35,106	65.2	93,113	64,677	44.0
Other income [12]	1,710	481	255.5	1,167	46.5	2,877	1,858	54.8
Net revenues	132,915	124,602	6.7	126,994	4.7	259,909	237,894	9.3
Non-interest expenses:
Compensation and benefits	82,006	72,578	13.0	77,187	6.2	159,193	138,882	14.6
Non-compensation operating expenses	28,958	21,255	36.2	28,414	1.9	57,372	40,787	40.7
Total non-interest expenses	110,964	93,833	18.3	105,601	5.1	216,565	179,669	20.5
Income before income taxes	$21,951	$30,769	(28.7)	$21,393	2.6	$43,344	$58,225	(25.6)

As a percentage of net revenues:
Compensation and benefits	61.7	58.2		60.8		61.2	58.4
Non-compensation operating expenses	21.8	17.1		22.4		22.1	17.1
Income before income taxes	16.5	24.7		16.8		16.7	24.5

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/11	6/30/10	% Change	3/31/11	% Change	6/30/11	6/30/10	% Change
Institutional brokerage:
Equity	$41,695	$44,100	(5.5)	$52,398	(20.4)	$94,093	$82,751	13.7
Fixed income	31,503	44,262	(28.8)	38,323	(17.8)	69,826	88,608	(21.2)
Institutional brokerage	73,198	88,362	(17.2)	90,721	(19.3)	163,919	171,359	(4.3)

Investment banking:
Capital raising:
Equity	27,999	20,809	34.5	23,005	21.7	51,004	34,897	46.2
Fixed income	5,173	4,411	17.3	3,041	70.1	8,214	10,327	(20.5)
Capital raising	33,172	25,220	31.5	26,046	27.4	59,218	45,224	30.9
Advisory fees:
Equity	22,924	9,215	148.8	8,387	173.3	31,311	17,700	76.9
Fixed income	1,911	1,324	44.3	673	184.0	2,584	1,753	47.4
Advisory fees	24,835	10,539	135.6	9,060	174.1	33,895	19,453	74.2
Investment banking	$58,007	$35,759	62.2	$35,106	65.2	$93,113	$64,677	44.0

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Investor Relations Contact:

Sarah Anderson, (415) 364-2500, investorrelations@stifel.com

12 Includes net interest and other income.